Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

December 22, 2009

FARO Technologies, Inc.

250 Technology Park

Lake Mary, Florida 32746

Re:	FARO Technologies, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to FARO Technologies, Inc., a Florida corporation (the “Company”), in connection with the filing of the above-referenced registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale, from time to time, on an immediate, continuous or delayed basis pursuant to the Commission’s Rule 415, of up to $145,000,000 of an indeterminate number or aggregate principal amount of the Company’s (i) common stock, par value $0.001 per share (“Common Stock”), (ii) preferred stock, par value $0.001 per share (“Preferred Stock”), (iii) warrants to purchase shares of Common Stock or Preferred Stock (“Warrants”), and (iv) units consisting of Common Stock, Preferred Stock and Warrants in any combination (“Units” and (i) through (iv) collectively, the “Securities”).

This opinion letter is rendered pursuant to Item 601(b)(5) of the Commission’s Regulation S-K and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Securities.

In our capacity as such counsel, we have examined the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors, or committees thereof, and of the shareholders of the Company deemed by us to be relevant to this opinion letter, and the Registration Statement. We have also examined such other documents, including certificates of officers of the Company, certificates of public officials, and such other records and documents as we have deemed appropriate for the purpose of expressing the opinions set forth herein. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

FARO Technologies, Inc.

December 22, 2009

As to certain factual matters relevant to this opinion letter, we have relied conclusively on originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).

In connection with each of the opinions set forth below, we have also assumed that, at or prior to the time of issuance of any of the Securities, (i) the Board of Directors of the Company has taken all necessary corporate action to authorize the issuance and sale of such Security, including the adoption of Articles of Amendment for any series of Preferred Stock in accordance with the applicable provisions of the Florida Business Corporation Act, and such authorization has not been modified or rescinded, (ii) the Commission has declared the Registration Statement effective and such effectiveness has not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to such Security has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, and (iv) any legally required consents, approvals, authorizations and other orders of any governmental authority have been obtained. We have further assumed that the terms of the Securities have been established in conformity with the Company’s Articles of Incorporation and Bylaws and that none of the terms of any Security, the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law, rule or regulation, any instrument or agreement then binding on the Company, or any judicial or regulatory order or decree of any court or governmental body having jurisdiction over the Company.

Our opinions set forth below are limited to the Florida Business Corporation Act, applicable provisions of the Constitution of the State of Florida, and reported judicial decisions interpreting such Business Corporation Act and Constitution, and federal laws of the United States to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws. We are not engaged in practice in the state of Florida; however, we have made each inquiries as we consider necessary to render the opinions contained herein.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

FARO Technologies, Inc.

December 22, 2009

1.    With respect to any shares of Common Stock offered by the Company under the Registration Statement (the “Offered Common Stock”), when (i) if issued in certificated form, certificates representing the shares of Offered Common Stock in the form required by Florida law have been duly executed, countersigned, registered and delivered to the purchasers of such shares or (ii) in the case of shares issued in uncertificated form, the shares of Offered Common Stock have been registered on the books of the Company, the shares of Offered Common Stock (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Offered Preferred Stock or Offered Warrants), when issued and sold upon payment of the agreed upon consideration for such shares in accordance with any duly authorized, executed and delivered underwriting, purchase, or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration for such shares is not less than $0.001 per share of Common Stock.

2.    With respect to the shares of any series of Preferred Stock offered by the Company under the Registration Statement (the “Offered Preferred Stock”), when (i) Articles of Amendment have been duly filed with the Secretary of State of the State of Florida, and (ii) (A) if issued in certificated form, certificates representing the shares of Offered Preferred Stock in the form required by Florida law have been duly executed, countersigned, registered and delivered to the purchasers of such shares or (B) in the case of shares issued in uncertificated form, the shares of Offered Preferred Stock have been registered on the books of the Company, the shares of Offered Preferred Stock (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Offered Preferred Stock or Offered Warrants), when issued and sold upon payment of the agreed upon consideration for such shares in accordance with any duly authorized, executed and delivered underwriting, purchase, or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration for such shares is not less than $0.001 per share of Preferred Stock.

3.    With respect to any Warrants offered by the Company under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock or Preferred Stock relating to such Offered Warrants have been duly authorized for issuance, (ii) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed, and delivered by the Company and the other parties thereto, and (iii) certificates representing the Offered Warrants have been duly executed, registered and delivered to the purchasers of such Warrants in accordance with the terms of the applicable Warrant Agreement, the Offered Warrants, when issued and sold upon payment of the agreed upon consideration for such Warrants in accordance with the applicable Warrant Agreement and any duly authorized, executed and delivered underwriting, purchase, or similar agreement, will be duly authorized and validly issued and will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

FARO Technologies, Inc.

December 22, 2009

4.    With respect to any Units offered by the Company under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock or Warrants relating to such Offered Units have been duly authorized for issuance, (ii) a Unit Agreement relating to the Offered Units has been duly authorized, executed, and delivered by the Company and the other parties thereto, and (iii) certificates representing the Offered Units have been duly executed, registered and delivered to the purchasers of such Units in accordance with the terms of the applicable Unit Agreement, the Offered Units, when issued and sold upon payment of the agreed upon consideration for such Units in accordance with the applicable Unit Agreement and any duly authorized, executed and delivered underwriting, purchase, or similar agreement, will be duly authorized and validly issued and will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinions rendered by us consist of those matters set forth in those paragraphs numbered 1 through 4 above, and no opinion may be implied or inferred beyond the opinions expressly stated. Our opinions expressed herein are each made as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

/S/ ALSTON & BIRD LLP